THIS DEBENTURE, AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE (COLLECTIVELY, THE “SECURITIES”), HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION S AND/OR REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMEMDED (THE “ACT”). THE SECURITIES ARE “RESTRICTED” AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS SUCH TERM IS DEFINED IN REGULATION S PROMULGATED UNDER THE ACT) UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, PURSUANT TO REGULATION S AND/OR REGULATION D OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE COMPANY WILL BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER HEDGING TRANSACTION INVOLVING THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE ACT.

DEBENTURE

THOROUGHBRED INTERESTS, INC.

12% Convertible Debenture

Due February 7, 2005

No. 06	$540,000

       This Debenture is issued by Thoroughbred Interests, Inc., a Nevada corporation (the “Company”), to Pinnacle Investment Partners, L.P. (together with its permitted successors and assigns, the “Holder”) pursuant to exemptions from registration under the Securities Act of 1933, as amended.

ARTICLE I.

        Section 1.01 Principal and Interest. For value received as of February 7, 2004, the Company hereby promises to pay to the order of Holder in lawful money of the United States of America and in immediately available funds the principal sum of $540,000.00, together with interest on the unpaid principal of this Debenture at the rate of twelve percent (12%) per year (computed on the basis of the 365-day year and the actual days elapsed) from the date of this Debenture until paid. The entire principal amount and all accrued interest shall be either (a) paid to the Holder on or before the due date of this Debenture or (b) converted in accordance with Section 1.02 herein.

        Section 1.02 Optional Conversion. The Holder is entitled, at its option, to convert, at any time and from time to time, until payment in full of this Debenture, all or any part of the principal amount of this Debenture, plus accrued interest, into shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a price per share equal to sixty-five percent (65%) of the average of the closing bid price of the Common Stock on each of the five trading days immediately preceding the date that the Company receives notice of conversion (any shares of Common Stock issued upon any such conversion, the “Conversion Shares”). To convert this debenture, the Holder shall deliver to the Company at its address set forth herein a written notice stating the conversion price and the number of shares to be issued on conversion. The date upon which the conversion is effective is the date set forth in that written notice. The Conversion Shares shall be delivered to the Holder at the address indicated herein.

        The Company is entitled, at its option, to convert, at any time and from time to time, until payment in full of this Debenture, all or any part of the principal amount of this Debenture, plus accrued interest, into Conversion Shares at a price per share equal to sixty-five percent (65%) of the average of the closing bid price of the Common Stock on each of the five trading days immediately preceding the date that the Company issues a notice of conversion. To convert this debenture, the Company shall deliver to the Holder at its address set forth herein (1) a written notice stating that part of the principal amount of this Debenture that it intends to convert and (2) no sooner than five days after the first notice, a written notice stating the conversion price and the number of shares to be issued on conversion. The date upon which the conversion is effective is the date set forth in the second written notice. The Conversion Shares shall be delivered to the Holder at the address indicated herein.

        Section 1.03 Reservation of Common Stock. The Company shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Debenture, such number of shares of Common Stock as shall from time to time be sufficient to effect such conversion, based on the Conversion Price. If at any time the Company does not have a sufficient number of Conversion Shares authorized and available, then the Company shall call and hold a special meeting of its stockholders within sixty (60) days of that time for the sole purpose of increasing the number of authorized shares of Common Stock, and at the option of the Holder the due date of this Debenture will be extended by a number of days equal to the number of days during which the Company did not have a sufficient number of Conversion Shares authorized and available to effect a conversion or during which for any reason relating to the Company the Holder was otherwise unable to convert all or any part of the principal amount of this Debenture.

        Section 1.04 Interest Payments. The interest so payable will be paid at the time of maturity or conversion to the person in whose name this Debenture is registered. At the time such interest is payable, the Company, in its sole discretion, may elect to pay interest in cash or in the form of Common Stock. If paid in Common Stock, the amount of stock to be issued shall be calculated in accordance with the formula and procedure set forth in Section 1.02 above.

        Section 1.05 Rights of Redemption. The Company shall have the right to redeem, with thirty (30) business days advance notice to the Holder, any or all outstanding Debentures remaining in its sole discretion (“Right of Redemption”). The redemption price shall be equal to 120% of the face amount of the Debenture redeemed plus all accrued interest (“Redemption Price”).

        Section 1.06 Subordinated Nature of Debenture. Payment by the Company of principal and interest on this Debenture will be subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company, whether outstanding on the date of this Debenture or incurred thereafter. For purposes of this Section 1.06, “Senior Indebtedness of the Company” means (1) principal and interest in respect of (A) indebtedness of the Company for money borrowed and (B) indebtedness evidenced by securities, debentures, notes, bonds or other similar instruments issued by the Company; (2) all capital lease obligations of the Company; (3) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any title retention agreement; (4) all obligations of the Company for the reimbursement of any letter of credit, any banker's acceptance, any security purchase facility, any repurchase agreement or similar arrangement, any interest rate swap, any other hedging arrangement, any obligation under options or any similar credit or other transaction; (5) all accounts payable of the Company incurred in the ordinary course of business, (6) all obligations of the type referred to in clauses (1) through (5) above of other Persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and (6) all obligations of the type referred to in clauses (1) through (6) above of other Persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company).

ARTICLE II.

        Section 2.01 Amendments and Waiver of Default. The Debenture may be amended with the consent of Holder. Without the consent of Holder, the Debenture may be amended to cure any ambiguity, defect or inconsistency, to provide assumption of the Company obligations to the Holder or to make any change that does not adversely affect the rights of the Holder.

ARTICLE III.

        Section 3.01 Events of Default. An Event of Default is defined as follows: (a) failure by the Company to pay amounts due hereunder within fifteen (15) days of the date of maturity of this Debenture; (b) failure by the Company for thirty (30) days after notice to it to comply with any of its other agreements in the Debenture; (c) events of bankruptcy or insolvency; or (d) inability of the Company to issue all Conversion Shares under the exemption to registration afforded by Regulation E promulgated under the Securities Act of 1933, as amended. If it is not cured within thirty (30) days, occurrence of an Event of Default will entitle the Holder to accelerated payment of the Debenture in full. In addition, for every 30 days that an Event of Default has not been cured until payment in full of the principal amount of this Debenture and all accrued interest, the Company shall pay Holder a cash penalty equal to 2% of the principal amount of this Debenture. The Holder may not enforce the Debenture except as provided herein.

ARTICLE IV.

        Section 4.01 Anti-dilution. In the event that the Company shall at any time subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on the outstanding Common Stock, the Conversion Price in effect immediately prior to such subdivision of the issuance of such dividend shall be proportionately decreased and, in the event that the Company shall at any time combine the outstanding shares of Common stock, the Conversion price in effect immediately prior to such combination shall be proportionally increased, effective at the close of business on the date of such subdivision, dividend or combination as the case may be.

ARTICLE V.

        Section 5.01 Notice. Notices regarding this debenture shall send to the parties at the following addresses, unless a party notifies the other parties, in writing, of a change of address:

If to the Company:	Thoroughbred Interests, Inc. One RiverPointe Plaza, No. 706 Jeffersonville, IN 47131 Telephone: 502-417-0570 Facsimile: 812-282-2152

If to the Holder:	Pinnacle Investment Partners, Inc. 40 Wall Street, 33rd Floor New York, NY 10005 Attn: Mr. Chris Janish Telephone: 212-389-9400 Facsimile: 212-480-9934

        Section 5.02 Governing Law. This Debenture shall be deemed to be made under and shall be construed in accordance with the laws of the State of New York without giving effect to the principals of conflict of the laws thereof. Each of the parties consents to the jurisdiction of the U.S. District Court sitting in the District of the State of Indiana or the state courts of the State of Indiana sitting in Clark County, California in connection with any dispute arising under this debenture and hereby waives, to the maximum extent permitted by law, any objection, including the objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

        Section 5.03 Severability. The invalidity of any of the provisions of this Debenture shall not invalidate or otherwise affect any of the other provisions of this Debenture, which shall remain in full force effect.

        Section 5.04 Entire Agreement and Amendments. This Debenture represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. This Debenture may be amended only by an instrument in writing executed by the parties hereto.

        Section 5.05 Counterparts. This Debenture may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute and instrument.

IN WITNESS WHEREOF, with the intent to legally bound hereby, the Company has executed this Debenture as of the date first written above.

THOROUGHBRED INTERESTS, INC.

By:	/s/ Jim Tilton
Jim Tilton Title: President, and Chief Executive Officer